EXHIBIT 21

LIST OF SUBSIDIARIES OF DISCOVERY COMMUNICATIONS, INC.

Entity	Place of Formation

Ad Valorem Acq. Discovery Communications Benelux BV	Netherlands
Adventure Race Productions, Inc.	Delaware
AMHI, LLC	Delaware
Animal Planet (Asia) LLC	Delaware
Animal Planet (Latin America), L.L.C.	Delaware
Animal Planet Asia Sales Pte Ltd.	Singapore
Animal Planet Europe P/S	UK
Animal Planet (Japan) LLP	Delaware
Animal Planet North America, Inc.	Delaware
Animal Planet, LLC	Delaware
Animal Planet, LP	Delaware
Canadian AP Ventures Company	Nova Scotia
CSS Studios, LLC	New York
CSS Studios UK Limited	United Kingdom
DHC Discovery Inc.	Colorado
DHC Ventures, LLC	Delaware
Discovery (UK) Limited	England and Wales
Discovery Advertising Sales Taiwan Pte Ltd.	Singapore
Discovery Asia Sales Private Limited	Singapore
Discovery Asia, Inc.	Delaware
Discovery Channel (Mauritius) Private Limited	Mauritius
Discovery Civilization North America, Inc.	Delaware
Discovery Communications Europe	Colorado
Discovery Communications France	France
Discovery Communications Holding, LLC	Delaware
Discovery Communications India	India
Discovery Communications Ltd., LLC	Delaware
Discovery Communications, LLC	Delaware
Discovery Communications Nordic ApS	Denmark
Discovery Comunicacoes do Brasil LTDA	Brazil
Discovery Communications Europe Limited	UK
Discovery Education, Inc.	Illinois
Discovery Enterprises, LLC	Delaware
Discovery Entertainment Services, Inc.	Delaware
Discovery Europe, LLC	Delaware
Discovery Germany, L.L.C.	Delaware
Discovery Health Channel, LLC	Delaware
Discovery Health Europe, LLC	Delaware
Discovery Health North America, Inc.	Delaware
Discovery Health NS, ULC	Nova Scotia
Discovery Health Ventures, LLC	Delaware
Discovery Holding Company	Delaware
Discovery Italia S.r.l.	Italy
Discovery Kids North America, Inc.	Delaware
Discovery Labuan Limited	Malaysia
Discovery Latin America, Inc.	Delaware
Discovery Latin America, L.L.C.	Delaware
Discovery Latin America Investments, LLC	Delaware
Discovery Licensing, Inc.	Delaware
Discovery Networks International LLC	Colorado
Discovery New York, Inc.	Delaware
Discovery Polska Sp z.o.o.	Poland
Discovery Productions Group, Inc.	Delaware
Discovery Productions, Inc.	Delaware

Entity	Place of Formation

Discovery Studios, LLC	Delaware
Discovery Publicidade do Brasil Ltda.	Brazil
Discovery Publishing, Inc.	Delaware
Discovery Realty, LLC	Delaware
Discovery Services Australia Pty Ltd	Australia
Discovery Services, Inc.	Delaware
Discovery Services Hong Kong Limited	Hong Kong
Discovery Spanish Ventures S.L.	Spain
Discovery Talent Services, LLC	Delaware
Discovery Television Center, LLC	Delaware
Discovery Trademark Holding Company, Inc.	Delaware
Discovery Times Channel, LLC	Delaware
Discovery Wings, LLC	Delaware
Discovery World Television, Inc.	Maryland
Discovery.com, LLC	Delaware
Discoverytravel.com, LLC	Delaware
DNE Music Publishing Limited	England and Wales
DSC Japan, L.L.C.	Delaware
DTHC, Inc.	Delaware
Discovery Communications Spain and Portugal, S.L.	Spain
JV Network, LLC	Delaware
Network USA Incorporated	Maryland
Patagonia Adventures, LLC	Delaware
Liv (Latin America), LLC	Delaware
The Audio Visual Group, Inc.	California
Travel Daily News, Inc.	Delaware
Discovery Networks Mexico, S. de R.L. de C.V.	Mexico
Discovery TV Journalism Productions, LLC	Delaware
Discovery Content Verwaltungs GmbH	Germany
Discovery Communications Deutschland GmbH & Co. KG	Germany
Academy123, Inc.	Delaware
A123 Online Interactive Services, Inc.	Delaware
Clearvue & SVE, Inc.	Illinois
New SVE, Inc.	Illinois
Discovery Pet Online Administration, Inc.	Delaware
Discovery Pet Online Services, LLC	Delaware
Discovery Pet Video, LLC	Delaware
Discovery Historia Limited	England and Wales
Discovery Romania SRL	Romania
Discovery Hungary Kft	Hungary
Discovery Max Music Publishing, LLC	Delaware
Discovery Top Music Publishing, LLC	Delaware
Discovery Extreme Music Publishing, LLC	Delaware
Treehugger Acquisition Corp.	Delaware
Discovery Education Assessment LLC	Delaware
Discovery Networks International Holdings Limited	England and Wales
HowStuffWorks, Inc.	Delaware
Convex Group, Inc.	Delaware
GeoNova Publishing, Inc.	Delaware
Run-of-Shows, LLC	Delaware
Discovery Communications Mexico Services, S. de R.L. de C.V.	Mexico
Discovery OWN Holdings, Inc.	Delaware
Discovery SC Investment, Inc.	Delaware
Discovery 3D Holding, Inc.	Delaware
Discovery AP Acquisition, Inc.	Delaware
Discovery Education Canada ULC	Nova Scotia
Discovery Communications OOO	Russia

Entity	Place of Formation

Discovery Czech Republic S.R.O.	Czech Republic
Discovery Holdings OOO	Russia
Discovery Patent Licensing, LLC	Delaware
Discovery Communications 2 OOO	Russia
Discovery Communications 3 OOO	Russia
Discovery Communications 4 OOO	Russia
Discovery Communications 5 OOO	Russia
Discovery Communications 6 OOO	Russia
Discovery Communications 7 OOO	Russia
Discovery Communications 8 OOO	Russia
Worldwide Channel Investments (Europe) Limited	United Kingdom
Pop Sound, Inc.	Delaware
Sound One Corporation	New York
Liberty Animal Inc.	Delaware